Exhibit 10.54
Execution Version
LIMITED PARENT GUARANTEE
(Managed Services Agreement)
THIS LIMITED PARENT GUARANTEE (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of May 29, 2026, by IREN Limited (ACN 629 842 799), a company incorporated under the laws of Australia (the “Guarantor”) and CSC Delaware Trust Company, in its capacity as collateral agent (together with its successors and assigns appointed pursuant to the Intercreditor Agreement (as defined below), the “Collateral Agent”) for the Financing Parties (as defined in the Intercreditor Agreement).
PRELIMINARY STATEMENTS
A.IE US Hardware 3 LLC, a Delaware limited liability corporation (the “Company”), entered into that certain credit agreement, dated as of the date hereof, with, among others, CSC Delaware Trust Company, in its capacity as administrative agent (together with its successors and assigns, the “Administrative Agent”), and the financial institutions party thereto as “Lenders” (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make loans to the Company for the purposes and subject to the terms and conditions set forth therein.
B.The Company intends to issue up to $2,100,000,000 in aggregate principal amount of 5.96% senior secured notes (the “Notes”), pursuant to a Note Purchase Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Company and the Holders party thereto, the proceeds of which will be used for the purposes contemplated by the Note Purchase Agreement.
C.The Company has entered into that certain Collateral Agency and Intercreditor Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) with IE US Hardware 3 Holdings LLC, as the Pledgor, the Collateral Agent, CSC Delaware Trust Company, in its capacity as the Intercreditor Agent (together with its successors and assigns, the “Intercreditor Agent”), the Administrative Agent, each Holder, Secured Hedge Provider and Additional Senior Debt Representative party thereto from time to time and the other Persons party thereto from time to time.
D.The Company has entered into that certain Common Terms Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Common Terms Agreement”), among the Company, the Collateral Agent, the Intercreditor Agent, the Administrative Agent and the other parties thereto, which sets forth certain common terms and conditions applicable to the Credit Agreement, the Note Purchase Agreement and the other Financing Documents.
E.The Guarantor has determined that valuable benefits will be derived by it as a result of the Common Terms Agreement, the Credit Agreement and the Note Purchase Agreement and the extensions of credit made (and to be made) by the Lenders and Holders thereunder.
ACCORDINGLY, the Guarantor and the Collateral Agent, on behalf of the Secured Parties, hereby act and agree as follows:

ARTICLE I.
DEFINITIONS
Section 1.1Terms Defined in Intercreditor Agreement; Principles of Interpretation. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Intercreditor Agreement or the Common Terms Agreement, as applicable. The principles of construction and interpretation set forth in Section 1.2 of the Intercreditor Agreement shall apply to, and are hereby incorporated by reference in, this Agreement, mutatis mutandis.
Section 1.2Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the introductory paragraph hereto and in the preliminary statements, the following terms shall have the following meanings:
“Constitution” shall mean the constitution of the Guarantor.
“Guarantee” shall mean the guarantee granted pursuant to Article II hereof.
“Guarantee Termination Date” shall mean the earliest to occur of (a) the date on which Discharge of Secured Obligations occurs, (b) the date on which the Manager ceases to be an Affiliate of the Guarantor, (c) the date on which the Manager is replaced at the direction of the Collateral Agent in accordance with the terms of the Managed Services Direct Agreement and (d) the Managed Services Agreement is terminated in accordance with the terms thereof (subject to the Managed Services Direct Agreement); provided, in the case of clause (c), the Guarantee Termination Date shall extend to cover the period, if any, in which Manager is required to the perform transition assistance as contemplated by Section 4.9.2 of the Managed Services Agreement.
“Guaranteed Obligations” shall have the meaning assigned to such term in Section 2.1(a).
“Managed Services Agreement” shall mean that certain managed services agreement, dated as of May 29, 2026, by and between the Company and the Manager.
“Managed Services Direct Agreement” shall mean that certain consent and agreement, dated as of the date hereof, by and among the Manager, the Company and the Collateral Agent in respect of the Managed Services Agreement.
“Manager” shall mean IE US Development Holdings 3 Inc., in its capacity as manager for the Company pursuant to the Managed Services Agreement.
“Material Adverse Effect” shall mean any event or circumstance that has had (a) a material adverse effect on the ability of the Guarantor to fully and timely perform its performance obligations under this Agreement, or (c) a material impairment of the validity or enforceability of this Guarantee or any other Financing Document to which the Guarantor is a party, or of the material rights, remedies or benefits available to the Collateral Agent or the other Secured Parties under this Agreement or any such Financing Document.
“Services” shall have the meaning assigned to such term in the Managed Services Agreement.
ARTICLE II.
GUARANTEE
Section 2.1Guarantee.
(a)Subject to the provisions of this Article II, the Guarantor hereby unconditionally and irrevocably guarantees to the Collateral Agent, for the benefit of the Secured Parties, the prompt and complete performance of the Services by the Manager in accordance with, and subject to the terms of, the Managed Services Agreement (the “Guaranteed Obligations”).
(b)Upon receipt by the Guarantor of a written notice from the Collateral Agent as a result of Manager failing beyond all applicable grace or cure periods to perform the Services under the Managed Services Agreement in accordance with the Managed Services Agreement (acting either at the written request of the Company or the relevant Secured Parties pursuant to the Financing Documents), the Guarantor shall promptly perform or procure performance of such Guaranteed Obligations.
(c)The Guarantor acknowledges that it has received a copy of the Common Terms Agreement, the Credit Agreement, the Managed Services Agreement and the Note Purchase Agreement.
Section 2.2Termination or Release; Reinstatement in Certain Circumstances.
(a)The Guarantor shall be released automatically (without the need for notice) from its obligations under this Article II, and the Guarantee and this Agreement shall be automatically (without the need for notice) released, discharged and of no further force or effect, on the Guarantee Termination Date.
(b)If at any time any performance, or any part thereof, of any Guaranteed Obligations is subsequently avoided, compromised, invalidated, rescinded, declared to be fraudulent or preferential, set aside or must otherwise be restored or returned by the Collateral Agent upon the bankruptcy, insolvency, dissolution or reorganization of the Manager, the Guarantor’s obligations hereunder with respect to such Guaranteed Obligation or any part thereof shall be reinstated or continue in full force and effect in accordance with its terms at such time as though such performance or any part thereof of any Guaranteed Obligations had not been so avoided, compromised, invalidated, rescinded, declared to be fraudulent or preferential, set aside or otherwise restored or returned. The Collateral Agent is immediately entitled as against the Guarantor to the Collateral Agent’s rights in respect of the Guaranteed Obligations to which the Collateral Agent was entitled immediately before the relevant avoidance, compromise, invalidation, rescission, declaration, setting aside or restoration or return.
Section 2.3Miscellaneous.
(a)Subject to the provisions of this Article II, the Guarantor waives, to the fullest extent permitted under applicable Law, presentment to, demand of performance from, and protest to, the Company or any other Person of any of the Guaranteed Obligations, and also waives, to the fullest extent permitted under applicable Law, notice of acceptance of its guarantee and notice of protest for non-performance. Obligations performed by the Guarantor under this Agreement shall pro tanto discharge and release the obligation of the Company to perform such portion of the Guaranteed Obligations.
(b)Anything herein or in the Common Terms Agreement, the Credit Agreement or the Note Purchase Agreement to the contrary notwithstanding, as of any date of determination, the maximum obligations of the Guarantor hereunder shall in no event exceed the amount that is the lesser of (i) the outstanding Guaranteed Obligations as of such date of determination and (ii) the maximum obligations which can be guaranteed by the Guarantor under the Debtor Relief Laws or any applicable federal and state requirements of Law relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.
(c)This Guarantee shall remain in full force and effect until the Guarantee Termination Date, notwithstanding that from time to time prior thereto no amounts may be outstanding under the Credit Agreement or the Note Purchase Agreement.
(d)The Guarantor further agrees that the Guarantee hereunder constitutes a guarantee of performance (whether or not any bankruptcy, insolvency, receivership or similar proceeding shall have stayed the performance of any of the Guaranteed Obligations or operated as a discharge thereof, in each case, to the extent permitted under applicable law) and not of collection, and, to the fullest extent permitted under applicable Law, waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of any of the Guaranteed Obligations, or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Guarantor or any other Person. Any performance required to be made by the Guarantor hereunder may be required by the Collateral Agent on any number of occasions until such performance is made (or waived in accordance with the Managed Services Agreement).
(e)To the fullest extent permitted by applicable Law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of this Agreement, this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of performance without regard to (i) the value, genuineness, validity, regularity or enforceability of the Guarantee or any agreement or instrument related thereto; (ii) the existence of any claim, set-off or other rights (other than a defense of payment and performance) that Guarantor may have at any time against the Company, the Collateral Agent or any other Person in connection with the Guarantee and (iii) any other circumstance (including statute of limitations) (with or without notice to or knowledge of the Company or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Guaranteed Obligations, or of the Guarantor under the Guarantee, in bankruptcy or in any other instance.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
The Guarantor represents and warrants to the Collateral Agent (on behalf of the Secured Parties) on and as of the Closing Date, and on each subsequent date that the Company repeats the representations and warranties set out in the Common Terms Agreement, as follows:
Section 3.1Organization; Powers. The Guarantor (a) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization, and (b) has the power and authority to execute, deliver and perform its obligations under this Agreement.
Section 3.2Authorization; No Conflicts. The execution, delivery and performance by the Guarantor of this Agreement (a) has been duly authorized by all necessary corporate action required to be obtained by the Guarantor and (b) will not violate any provision of (i) Law, statute, rule or regulation, (ii) the Constitution of the Guarantor, or (iii) any applicable order of any court or order of any Governmental Authority.
Section 3.3Enforceability. This Agreement has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other Laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.
Section 3.4Governmental Approvals. No action, consent or approval of, registration or filing with, permit from, notice to, or any other action by, any Governmental Authority is or will be required in connection with the entry of the Guarantor into, or the performance by the Guarantor of its obligations under, this Agreement, except for (a) such consents, authorizations, filings or other actions that have been made or obtained and are in full force and effect and (b) such actions, consents, approvals, registrations or filings the failure of which to be obtained or made would not reasonably be expected to have a material impairment of the validity or enforceability of, the material rights, remedies or benefits available to the Collateral Agent under this Agreement.
Section 3.5Solvency. On the Closing Date, immediately after giving effect to the transactions contemplated by this Agreement and the other Financing Documents, (a) the Guarantor is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due and payable and (b) the Guarantor is “solvent” as defined in section 95A of the Corporations Act 2001 (Cth).
Section 3.6Not a Trustee. The Guarantor does not enter into this Agreement or hold any asset as trustee.
ARTICLE IV.
COVENANTS
Section 4.1Existence; Conduct of Business. The Guarantor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business of which the failure to do so, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
Section 4.2Compliance with Laws. The Guarantor shall comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, of which the failure to do so, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
Section 4.3Fundamental Changes. The Guarantor will not, without the prior written consent of the Collateral Agent, (a) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, unless the surviving entity shall expressly assume the obligations of the Guarantor hereunder, or (b) dispose of all or substantially all of its assets, voluntarily dissolve, liquidate or wind up its affairs.
ARTICLE V.
GENERAL PROVISIONS
Section 5.1No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent to exercise any right or remedy granted under this Agreement shall impair such right or remedy or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. The Guarantor hereby expressly waives any and all rights or defenses arising by reason of any applicable law which would otherwise require any election of remedies by the Collateral Agent. No amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever (including any amendment to defined terms or provisions incorporated herein by reference to the Common Terms Agreement, Credit Agreement or Note Purchase Agreement) shall be valid unless in writing signed by the Guarantor and the Collateral Agent, and no waiver nor consent to any departure by the Guarantor therefrom shall be valid unless signed in writing by the Collateral Agent. All rights and remedies contained in this Agreement or by Law afforded shall be cumulative and all shall be available to the Collateral Agent until the termination of this Agreement in accordance with Section 2.2(a).
Section 5.2Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.
Section 5.3Benefit of Agreement. This Agreement shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Collateral Agent and its successors and assigns; provided that, except as permitted by the Common Terms Agreement, Credit Agreement and the Note Purchase Agreement, the Guarantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, and any such purported assignment, transfer or delegation shall be null and void. Company shall be an express third party beneficiary of the rights as described in Article II. No other Person is intended to have (or shall have) any third party beneficiary rights in respect of this Agreement.
Section 5.4Survival of Representations. All representations and warranties of the Guarantor contained in this Agreement shall survive the execution and delivery of this Agreement.
Section 5.5Entire Agreement. This Agreement embodies the entire agreement and understanding between the Guarantor and the Collateral Agent relating to the Guarantee and supersedes all prior agreements and understandings between the Guarantor and the Collateral Agent relating to the Guarantee.
Section 5.6Consideration. This Agreement is entered into in consideration of the parties incurring obligations and giving rights under this Agreement and for other valuable consideration.
Section 5.7CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; PATRIOT ACT. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW. SECTIONS 9.6 AND 9.7 OF THE INTERCREDITOR AGREEMENT AND SECTION 9.19 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.
Section 5.8Appointment of Service of Process Agent. The Guarantor designates and appoints IE US Holdings Inc., with an office on the date hereof at 620 FM 1033, Childress TX 79201 USA, and such other persons as may hereafter be selected by the Guarantor irrevocably agreeing in writing to so serve as its agent to receive on its behalf service of all process in any proceedings in any court, such service being hereby acknowledged by the Guarantor to be effective and binding service in every respect. A copy of any such process so served shall be provided to the Guarantor in accordance with Article VI. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall otherwise limit the right of the Collateral Agent to bring proceedings against the Guarantor in accordance with this Guarantee.
Section 5.9Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by fax or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
Section 5.10Guarantee Absolute. The Guarantor shall not be released from its obligations hereunder by reason of:
(a)any variation, extension, renewal, restatement, settlement, compromise, concession, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(b)any lack of validity or enforceability relating to or against the Company, the Guarantor, the Manager, or any other Person, for any reason related to the Managed Services Agreement or any other agreement or instrument governing or evidencing any Guaranteed Obligations;
(c)any variation, modification or amendment or restatement of or supplement to the Managed Services Agreement or any other agreement or instrument governing or evidencing any Guaranteed Obligations;
(d)any change in the time, manner or place of performance of, or in any other term of, all or any part of the Guaranteed Obligations, or any other recission, compromise, consolidation, amendment or waiver of or any consent to any departure from, the Managed Services Agreement or any other agreement or instrument governing or evidencing any Guaranteed Obligations;
(e)any change in the legal existence, structure or ownership of the Company, the Guarantor, the Manager or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, the Guarantor, the Manager or any other Person, or any of their assets or any resulting release or discharge of any Guaranteed Obligation of the Company, the Guarantor, the Manager or any other Person;
(f)the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Managed Services Agreement, Common Terms Agreement, Credit Agreement and Note Purchase Agreement;
(g)the adequacy of other means the Collateral Agent may have of obtaining performance related to the Guaranteed Obligations; or
(h)any dissolution, insolvency, bankruptcy, reorganization or similar proceeding affecting the Guarantor or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Managed Services Agreement, Common Terms Agreement, Credit Agreement and Note Purchase Agreement,
(i)except in each case to the extent that any written amendment, settlement, compromise, waiver or release entered into with the Collateral Agent expressly terminates the obligations of the Guarantor hereunder.
ARTICLE VI.
NOTICES
Section 6.1Sending Notices. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 9.8 of the Intercreditor Agreement, with each notice to the Guarantor being given in the same manner as notice to the Company under the Intercreditor Agreement.
Section 6.2Change in Address for Notices. Each of the Guarantor and the Collateral Agent may change the address for service of notice upon it by a notice in writing to the other parties hereto.
ARTICLE VII.
THE COLLATERAL AGENT
CSC Delaware Trust Company has been appointed to act as Collateral Agent for the Secured Parties pursuant to the Intercreditor Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by Administrative Agent (on behalf of the Lenders) and the Holders (in each case, acting through the Intercreditor Agent) to the Collateral Agent pursuant to the Intercreditor Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in the Intercreditor Agreement. In connection with the Collateral Agent’s acceptance of this Agreement and the exercise of its rights and remedies hereunder (including the giving of any consents, directions, approvals, acceptances, determinations, certifications, rejections or other similar actions), it is understood in all cases the Collateral Agent shall only take such action pursuant to this Agreement in accordance with directions received from the Intercreditor Agent and shall have no liability for taking any such actions or failing to take any such actions in accordance with such directions (and shall not be liable for any failure or delay in taking such actions resulting from any failure or delay by the Intercreditor Agent in providing such directions). CSC Delaware Trust Company is entering into this Agreement solely in its capacity as Collateral Agent under the Intercreditor Agreement and not in its individual or corporate capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, benefits, protections, privileges, indemnities and immunities set forth in the Intercreditor Agreement and the other Financing Documents as if such rights, benefits, protections, privileges, indemnities and immunities were set forth herein. Any successor Collateral Agent appointed pursuant to the Intercreditor Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Guarantor and the Collateral Agent have executed this Agreement as a deed and as of the date first above written.

GUARANTOR:

Signed, sealed and delivered in accordance with section 126 of the Corporations Act 2001 (Cth) by IREN Limited (ACN 629 842 799):

/s/ William Roberts	/s/ Anthony Lewis
Director William Roberts	Authorized Signatory Anthony Lewis

COLLATERAL AGENT:
CSC Delaware Trust Company,
as Collateral Agent

By: /s/ Kelvin Vargas

Name: Kelvin Vargas, Vice President

[Project Opal – Signature Page to Limited Parent Guarantee (MSA)]